EXHIBIT 99.1


The Scott & Stringfellow Financial, Inc. Employee Stock Purchase Plan, as amended and restated, is hereby incorporated by reference to Exhibit A of the Definitive Proxy Statement of Scott & Stringfellow Financial, Inc., which was filed with the Securities and Exchange Commission on September 21, 1995.